UNITED STATES
SECURITES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2005

LINCOLN BANCORP
(Exact name of registrant as specified in its charter)

INDIANA	000-25219	35-2055553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1121 East Main Street, Plainfield, Indiana		46168-0510
(Address of principal executive offices)		(Zip Code)

(317) 839-6539
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

At the Annual Meeting of Shareholders of Lincoln Bancorp (the “Corporation”), held May 17, 2005, the shareholders approved and ratified the Lincoln Bancorp 2005 Stock Option Plan (the “Option Plan”) previously approved by the Board of Directors. A copy of the Option Plan was filed as Exhibit A to the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on April 15, 2005. A copy of the Option Plan also is attached to this Report as Exhibit 10.1 and the forms of agreements to be used in making awards under the Option Plan are attached to this Report as Exhibits 10.2, 10.3 and 10.4.

The Corporation has reserved 250,000 shares of its common stock for issuance upon exercise of options to be granted under the Option Plan. The Stock Compensation Committee of the Corporation’s Board of Directors will select the individuals to whom options will be granted and determine the time of grant, the number of shares of stock to be covered by each option, the amount of any cash awards, the option price, the period within which the options may be exercised, whether the option is an incentive stock option or non-qualified stock option, and any other terms and conditions of the options or cash awards granted. Recipients may include officers, directors and other key employees of the Corporation and its subsidiaries who are materially responsible for the management or operation of the business of the Corporation or its subsidiaries.

The price to be paid for shares of common stock upon the exercise of each stock option cannot be less than the fair market value of the shares on the date on which the option is granted. No option may have a term longer than ten years and one day from the date of grant, although incentive stock options may not have terms greater than ten years (reduced to five years for options granted to holders of more than 10% of the combined voting power of all classes of stock of the Corporation). The option price is to be paid in full at the time of exercise. Payment may be in cash or by tendering whole shares of the Corporation’s common stock and cash equal to the cash exercise price. Under certain circumstances, optionees may use a broker’s cashless exercise procedure by delivering a notice to the broker to deliver to the Corporation the total option price in cash and the amount of any taxes to be withheld from the optionee’s compensation as a result of the Corporation’s withholding tax obligation. In the event of a change of control of the Corporation, and subject to certain limitations set forth in the Option Plan, outstanding options that are not otherwise exercisable will become immediately exercisable. Change of control, for this purpose, means an acquisition of control of the Corporation or Lincoln Bank, its subsidiary, within the meaning of 12 C.F.R. 574.4(a) (other than a change of control resulting from a trustee or other fiduciary holding shares of common stock under an employee benefit plan of the Corporation or any subsidiaries).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Lincoln Bancorp 2005 Stock Option Plan
10.2	Form of Incentive Stock Option Agreement
10.3	Form of Non-Qualified Stock Option Agreement for Employees
10.4	Form of Non-Qualified Stock Option Agreement for Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 9, 2005	LINCOLN BANCORP

	By:	/s/ John M. Baer
John M. Baer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Location

10.1	Lincoln Bancorp 2005 Stock Option Plan	Attached
10.2	Form of Incentive Stock Option Agreement	Attached
10.3	Form of Non-Qualified Stock Option Agreement for Employees	Attached
10.4	Form of Non-Qualified Stock Option Agreement for Directors	Attached